Registration No. 333-66097

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM S-8
(Post-Effective Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

COMMUNITY FIRST BANCORPORATION
(Exact name of registrant as specified in its charter)

South Carolina	58-2322486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

449 Highway 123 Bypass, Seneca, South Carolina 29678
(Address of principal executive offices and zip code)

COMMUNITY FIRST BANCORPORATION
1989 Incentive Stock Option Plan
(Full title of Plan)

Frederick D. Shepherd, Jr. Community First Bancorporation President and Chief Executive Officer 449 Highway 123 Bypass Seneca, South Carolina 29678 (Name and Address of agent for service)	Copies to: George S. King, Jr., Esquire Suzanne Hulst Clawson, Esquire Haynsworth Sinkler Boyd, P.A. P. O. Box 11889 Columbia, South Carolina 29211-1889

(864) 886-0206 (Telephone number, including area code, of agent for service)	(803) 779-3080

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer     ☐                                                                                                                    Accelerated filer  ☐
Non-accelerated filer   ☐ (Do not check if a smaller reporting company)                                              Smaller reporting company ☒

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Registration Statement on Form S-8 is being filed pursuant to the undertaking in Item 9(3) of the original Registration Statement for the purpose of removing from registration the remaining shares (as adjusted for stock dividends) originally registered under the Securities Act of 1933 in this Registration Statement No. 333-66097 for issuance pursuant to the Community First Bancorporation 1989 Incentive Stock Option Plan (the “Plan”), as well as  the indeterminate number of shares originally registered for issuance under the Securities Act of 1933 to prevent dilution in the event of stock splits, stock dividends or similar transactions with respect to shares acquired upon exercise of options pursuant to the terms of the Plan.  The Plan has terminated according to its terms, no further options may be issued pursuant thereto, all options issued thereunder have been exercised, forfeited or expired, and the offering has, therefore, terminated.

TERMINATION OF REGISTRATION

Based on the foregoing Explanatory Note, Community First Bancorporation is, therefore, filing this Post-Effective Amendment No. 1 to Form S-8 to deregister the shares of common stock that were available for issuance under the Plan but have not been issued.

Item 8.   Exhibits

24           Power of Attorney (previously filed)

SIGNATURES

The Registrant

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seneca, State of South Carolina on May 24, 2012.

COMMUNITY FIRST BANCORPORATION

By:  s/Frederick D. Shepherd, Jr.
Frederick D. Shepherd, Jr.
Chief Executive Officer and Principal
Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 24, 2012.

Larry S. Bowman, M.D.	Vice Chairman and Director

*s/William M. Brown
William M. Brown	Director

*s/Robert H. Edwards
Robert H. Edwards	Director

*s/Blake L. Griffith
Blake L. Griffith	Director

*s/John R. Hamrick
John R. Hamrick	Director

*s/James E. McCoy
James E. McCoy	Chairman and Director

s/Frederick D. Shepherd, Jr.
Frederick D. Shepherd, Jr.	Chief Executive Officer, President Principal Financial Officer and Director

Gary V. Thrift	Director

James E. Turner	Director

Charles L. Winchester	Director

*By Frederick D. Shepherd, Jr.
Attorney-in-Fact

EXHIBIT INDEX

Exhibit 24                        Power of Attorney (previously filed)